Exhibit 4.4

[FORM OF FACE OF CLEARSTREAM/EUROCLEAR REGISTERED

FLOATING RATE GLOBAL MEDIUM-TERM NOTE, SERIES B]

Toyota Motor Credit Corporation

GLOBAL MEDIUM-TERM NOTE, SERIES B

(Floating Rate)

REGISTERED	PRINCIPAL OR FACE AMOUNT
[CUSIP: ___________________][1]	___________________[2]
ISIN: ___________________

Common Code: ___________________

[No. [_]]

*** [    ] CHECK IF A PRINCIPAL INDEXED NOTE ***

IF CHECKED, CALCULATION AGENT: _____________

If this is a Principal Indexed Note, references herein to “principal” shall be deemed to be the face amount hereof, except that the amount payable upon Maturity of this Note shall be determined in accordance with the formula or formulas set forth below or in an attached Addendum hereto.

1 If eligible for DTC clearing.

2 Insert Principal or Face Amount with the appropriate currency

Original Issue Date:

Stated Maturity Date:

Initial Interest Rate:

Interest Payment Dates:

Calculation Agent:

Interest Calculation:

[    ] Regular Floating Rate Note

[    ] Inverse Floating Rate Note:

Fixed Interest Rate:

[    ] Floating Rate/Fixed Rate Note:

Fixed Interest Rate:

Fixed Rate Commencement Date:

[    ] Other Floating Rate Note

(See attached Addendum)

Interest Rate Basis:

[    ] CMS Rate

[    ] CMT Rate

[    ] Commercial Paper Rate

[    ] Compounded SOFR

[    ] Eleventh District Cost of Funds Rate

[    ] Federal Funds Rate

[    ] Federal Funds OIS Compound Rate

[    ] LIBOR

[    ] Prime Rate

[    ] SOFR

[    ] Treasury Rate

[    ] Other (see attached Addendum)

If CMS:

Designated CMS Maturity Index:

If CMT:

Designated CMT Maturity Index:

Designated CMT Reuters Page:

[    ] FRBCMT

[    ] FEDCMT

If LIBOR:

Designated LIBOR Page:

Index Currency:

If LIBOR or Treasury Rate:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Maximum Interest Rate:

Minimum Interest Rate:

Initial Interest Reset Date:

Interest Reset Dates:

Interest Reset Period:

Interest Rate Reset Cutoff Date:

Interest Determination Date:

Day Count Convention:

[    ] 30/360

[    ] Actual/360

[    ] Actual/Actual

Business Day Convention

[    ] Following

[    ] Modified Following

Redemption:

Redemption Date(s):

Notice of Redemption:

Repayment:

Optional Repayment Date(s):

Repayment Price:

Original Issue Discount:

Total Amount of Original Issue Discount:

Yield to Maturity:

Initial Accrual Period:

Specified Currency:

Minimum Denomination/Minimum Incremental Denomination:

If a Reopening Note, check [    ], and specify:

Initial Interest Accrual Date:

Note also represented by DTC Note:

Addendum Attached:

[    ] Yes

[    ] No

Other Provisions:

TOYOTA MOTOR CREDIT CORPORATION, a California corporation (“Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to BT Globenet Nominees Ltd, or registered assigns, the Principal or Face Amount specified above, or if this is a Principal Indexed Note, the principal amount as determined in accordance with the terms set forth under “Other Provisions” above and/or in an Addendum attached hereto, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest on the Principal or Face Amount hereof as set forth above, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment.

Unless otherwise specified in an Addendum hereto, Deutsche Bank Trust Company Americas will act as the Company’s paying agent and will make all payments of principal, premium, if any, and interest on the Note on the Company’s behalf. Payment of the principal of this Note, any premium and the interest due at Maturity (as defined below) will be made upon surrender of this Note at the office or agency of such paying agent or at the office or agency of such other paying agent as the Company may determine.

Interest on this Note will accrue from and including the Original Issue Date specified above, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payment. The Company shall pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date following the Original Issue Date, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (if specified as repayable at the option of the Holder in an attached Addendum) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration or otherwise pursuant to the Indenture being referred to hereinafter as a “Maturity” with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date; and provided further, unless otherwise specified in an Addendum attached hereto, that if “Following” is specified above under Business Day Convention, if an Interest Payment Date (other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of the Note), such Interest Payment Date will be the next succeeding day that is a Business Day (the “Following Business Day Convention”), and if “Modified Following” is specified above under Business Day Convention, if an Interest Payment Date (other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day unless such next Business Day falls in the next calendar month, in which case such Interest Payment Date will be the immediately preceding day that is a Business Day (the “Modified Following Business Day Convention”). Unless otherwise specified above, the “Regular Record Date” (i) if held in global book-entry only form, will be at the close of business on the date that is one Business Day immediately preceding the related Interest Payment Date or (ii) if held in definitive form, will be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

If the Maturity falls on a day which is not a Business Day, the payment due on such Maturity will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest will accrue with respect to such payment for the period from and after such Maturity. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”), will forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest or at any time in any other lawful manner, as more fully provided in the Indenture. A Special Record Date shall be fixed by the Trustee and notice thereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date.

Unless otherwise specified under Specified Currency above and/or in an Addendum attached hereto, this Note will be denominated in U.S. dollars and payments of principal, premium and interest, if any, on this Note will be made in U.S. dollars or in such coin or currency of the United States as at the time of payment is legal tender for payments of public and private debts. If this Note is not denominated in U.S. dollars or if the principal, premium or interest, if any, on this Note is payable in or by reference to a currency or in amounts determined by reference to one or more currencies other than that in which this Note is denominated, any other applicable provisions will be included in an Addendum attached hereto. However, unless otherwise specified in an Addendum attached hereto, if any payment in respect of this Note is required to be made in a currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or is no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of this Note will be made in U.S. dollars until such currency is again available to the Company or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in an Addendum attached hereto. Any payment so made in U.S. dollars will not constitute an Event of Default under the Indenture. If the Company cannot make payment in the Specified Currency indicated above solely because that currency has been replaced by the euro, then, beginning with the date the replacement becomes effective, the Company will be able to satisfy its obligations under this Note by making payment in euro.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless signed pursuant to the terms of the Indenture, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[FORM OF REVERSE OF NOTE]

This Note is one of a duly authorized series of Securities (hereinafter called the “Securities”) of the Company designated as its Medium-Term Notes, Series B (the “Notes”). The Notes are issued and to be issued under an Indenture, dated as of August 1, 1991, between the Company and The Bank of New York Mellon Trust Company, N.A., as amended and supplemented by the First Supplemental Indenture, dated as of October 1, 1991, among the Company, The Bank of New York Mellon Trust Company, N.A. and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, the Second Supplemental Indenture, dated as of March 31, 2004, among the Company, The Bank of New York Mellon Trust Company, N.A. and Deutsche Bank Trust Company Americas and the Third Supplemental Indenture, dated as of March 8, 2011, among the Company, The Bank of New York Mellon Trust Company, N.A. and Deutsche Bank Trust Company Americas (collectively, the “Indenture”), to which Indenture, and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes, and the terms upon which the Notes are to be authenticated and delivered. Deutsche Bank Trust Company Americas shall act as Trustee with respect to the Notes (herein called the “Trustee,” which term includes any successor Trustee with respect to the Notes under the Indenture) and, unless otherwise specified in an Addendum attached hereto, as registrar for the Notes. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

This Note is not subject to any sinking fund and will not be redeemable or subject to repayment at the option of the Holder prior to the Stated Maturity Date, except as provided below.

Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Stated Maturity Date. If so provided above, this Note may be redeemed by the Company on any Redemption Date specified above, in whole or in part, in integral multiples of the Minimum Incremental Denomination specified above, (unless specified otherwise in an Addendum attached hereto, and provided that any remaining principal hereof shall be at least equal to the Minimum Denomination specified above) at the option of the Company at the applicable Redemption Price (as defined below) together with accrued interest hereon at the applicable rate payable to the applicable Redemption Date, upon written Notice of Redemption specified above or such other notice specified in an Addendum attached hereto. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. Unless otherwise specified in an Addendum attached hereto, the “Redemption Price” will be 100% of the principal amount of this Note.

Unless otherwise specified in an Addendum attached hereto, this Note is not subject to repayment at the option of the Holder. If this Note shall be repayable at the option of the Holder as specified in an Addendum attached hereto, unless otherwise specified in such Addendum, on any Optional Repayment Date, this Note shall be repayable in whole or in part in integral multiples of the Minimum Incremental Denomination specified above (unless specified otherwise in an Addendum attached hereto, and provided that any remaining principal hereof shall be at least equal to the Minimum Denomination specified above) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. If specified as repayable at the option of the Holder in such Addendum, for this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” below duly completed, by the Trustee at its Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 15 nor less than 10 days prior to the related Optional Repayment Date or such other time as is specified in an Addendum attached hereto. Exercise of such repayment option by the Holder hereof will be irrevocable.

This Note is unsecured and ranks equally with the other unsecured and unsubordinated indebtedness of the Company.

The interest rate borne by this Note will be determined as follows:

1.       If this Note is designated as a Regular Floating Rate Note, then, except as described below, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases designated above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. The interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date specified above.

2.       If this Note is designated as a Floating Rate/Fixed Rate Note, then, except as described below, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. The interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date until the date on which interest begins to accrue on a fixed rate basis. Unless specified on the face hereof, the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to Maturity will be the Fixed Interest Rate, if such a rate is specified above, or, if no such Fixed Interest Rate is so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

3.       If this Note is designated as an Inverse Floating Rate Note, then, except as described below, this Note will bear interest equal to the Fixed Interest Rate indicated above minus the rate determined by reference to the applicable Interest Rate Basis or Bases shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above; provided, however, that the interest rate hereon will not be less than zero unless otherwise specified in an Addendum attached hereto. The interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial

Interest Rate. Commencing on the Initial Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date specified above.

4.       Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, the Note will bear interest in accordance with the terms described in such Addendum. If interest on this Note is to be calculated in accordance with the terms of an attached Addendum, unless otherwise specified in such Addendum, the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate and commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date specified above.

Unless otherwise specified on the face hereof and/or in an Addendum attached hereto, the “Interest Reset Date” for Notes that reset will be as follows: if daily, each Business Day; if weekly, the Wednesday of each week, with the exception of weekly reset Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week; if monthly, the third Wednesday of each month, with the exception of Notes as to which the Eleventh District Cost of Funds Rate Notes is an applicable Interest Rate Basis, which will reset on the first calendar day of the month; if quarterly, the third Wednesday of March, June, September and December of each year; if semiannually, the third Wednesday of the two months specified above; and if annually, the third Wednesday of the month specified above, provided, however, that, for Floating Rate/Fixed Rate Notes, the interest rate will not reset after the Fixed Rate Commencement Date.

Unless otherwise specified in an Addendum attached hereto, if “Following” is specified above under Business Day Convention, if any Interest Reset Date (which term includes the Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date will follow the Following Business Day Convention, and if “Modified Following” is specified above under Business Day Convention, if any Interest Reset Date (which term includes the Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date will follow the Modified Following Business Day Convention.

Except as provided above, in an Addendum attached hereto or after giving effect to an Interest Rate Reset Cutoff Date as provided below, the interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate determined on the related Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

Unless otherwise specified in an Addendum attached hereto, if an “Interest Rate Reset Cutoff Date” is specified on the face hereof, beginning on the Interest Rate Reset Cutoff Date, the interest rate for this Note on each day from and including the Interest Rate Reset Cutoff Date to but excluding the next Interest Payment Date will be determined based on the Interest Rate Basis in effect on the Interest Rate Reset Cutoff Date.

Notwithstanding the foregoing, the interest rate hereon will not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Interest payments on this Note on any Interest Payment Date will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date, if no interest has been paid), to but excluding the related Interest Payment Date; provided, however, that the interest payments on Maturity will include interest accrued to but excluding such Maturity.

Unless otherwise specified in an Addendum attached hereto, this Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, as specified on the face hereof, in each case, from the period from the Original Issue Date to the date of Maturity. If no interest basis is specified in an Addendum attached hereto, interest on this Note will be paid on an “Actual/360” basis. If this Note is calculated on an Actual/360 basis or an Actual/Actual basis, accrued interest for each Interest Calculation Period, as defined below, will be calculated by multiplying:

1.	the face amount of this Note;

2.	the applicable interest rate; and

3.	the actual number of days in the related Interest Calculation Period and dividing the resulting product by 360 or 365, as applicable; or with respect to an Actual/Actual basis Note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of:

•	the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366, and

•	the actual number of days in that portion of the related Interest Calculation Period falling in a non-leap year divided by 365.

If this Note is calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Calculation Period. Unless otherwise specified above and/or in an Addendum attached hereto, if this Note accrues interest on a 30/360 basis, if any Interest Payment Date or the Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

As used herein, “Interest Calculation Period” means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the Original Issue Date in the case of the first Interest Reset Date), to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated.

Unless otherwise specified on the face hereof, interest with respect to Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

Unless otherwise specified above, the “Interest Determination Date” with respect to the CMS Rate, the CMT Rate, the Commercial Paper Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date; the “Interest Determination Date” with respect to Compounded SOFR and SOFR will be the second U.S. Government Securities Business Day preceding each Interest Reset Date; the “Interest Determination Date” for the Federal Funds Rate will be the date specified above which shall be the same day as the Interest Reset Date or the first Business Day preceding each Interest Reset Date; the “Interest Determination Date” with respect to the Federal Funds OIS Compound Rate will be the same day as each Interest Reset Date; the “Interest Determination Date” with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below); the “Interest Determination Date” with respect to LIBOR will be the second London Banking Day (as defined below) preceding each Interest Reset Date; the “Interest Determination Date” with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned; provided, however, that if an auction is not held on Monday or Tuesday of the week in which the Interest Reset Date falls and an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to such Interest Reset Date on which each Interest Rate Basis is determinable; and each Interest Rate Basis will be determined and compared on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

Unless otherwise specified above, the “Calculation Date” pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be. All calculations on this Note will be made by the Calculation Agent specified above or such successor thereto as is duly appointed by the Company.

Unless otherwise specified above, all percentages resulting from any calculation of interest on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

Determination of CMS Rate. Unless otherwise specified in an Addendum attached hereto, if CMS Rate is designated as an Interest Rate Basis for this Note, the CMS Rate is the rate on the applicable Interest Determination Date for U.S. dollar swaps having the Designated CMS Maturity Index specified above, expressed as a percentage, which appears on the Reuters Screen ICESWAP1 Page or any Successor Source as of 11:00 A.M., New York City time.

If the rate referred to in the preceding sentence is no longer published on the relevant page, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMS Rate on the applicable Interest Determination Date will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the five leading swap dealers in the New York City interbank market selected by the Calculation Agent (after consultation with the Company) as of approximately 11:00 A.M., New York City time on the related Interest Determination Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction having the Designated CMS Maturity Index specified on the face hereof in an amount that is representative for a single transaction in that market at the time with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-ICE with a designated maturity of three months. The Calculation Agent shall request the principal New York City office of each of the swap dealers to provide a quotation of this rate. If at least three quotations are provided, the rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If fewer than three swap dealers selected by the Calculation Agent are quoting as referred to in the preceding sentence, the CMS Rate will be the rate in effect on the applicable Interest Determination Date.

“Designated CMS Maturity Index” means the original period to maturity of the CMS Rate specified in an Addendum attached hereto with respect to which the CMS Rate will be calculated.

“Successor Source” means, in relation to any display page, other published source, information vendor or provider: (i) the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or source; or (ii) if the sponsor has not officially designated a successor display page, other published source, information vendor or provider (as the case may be), the successor display page, other published source, information vendor or provider, if any, designated by the relevant information vendor or provider (if different from the sponsor).

Determination of CMT Rate. Unless otherwise specified in an Addendum attached hereto, if CMT Rate is designated as an Interest Rate Basis for this Note, the CMT Rate on the applicable Interest Determination Date will be any of the following rates published by the Federal Reserve System Board of Governors as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for: the rate on that applicable Interest Determination Date, if the Designated CMT Reuters Page specified above is FRBCMT or any Successor Source; and the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page specified above is FEDCMT or any Successor Source.

If the rate referred to in the preceding sentence is no longer displayed on the relevant page, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate will be the “Treasury constant maturities” rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the applicable Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source. If the information described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three leading primary United States government securities dealers in New York City selected by the Calculation Agent (after consultation with the Company) (each, a “Reference Dealer”) from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity equal to the Designated CMT Maturity Index specified in an Addendum attached hereto, a remaining term to maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

If the Calculation Agent cannot obtain three Treasury notes quotations as described in the immediately preceding paragraph, the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers, selected using the same method described in the immediately preceding paragraph, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If fewer than five but more than two, of the Reference Dealers are quoting as described in the preceding sentence, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated. If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described in the preceding sentence, the CMT Rate for that applicable Interest Determination Date will remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified above with respect to which the CMT Rate will be calculated. If no maturity is specified above, the Designated CMT Maturity Index will be two years.

“Designated CMT Reuters Page” means the Reuters Page specified in an Addendum attached hereto with respect to which the CMT Rate will be calculated.

Determination of Commercial Paper Rate. Unless otherwise specified in an Addendum attached hereto, if the Commercial Paper Rate is designated as an Interest Rate Basis for this Note, the Commercial Paper Rate on the applicable Interest Determination Date will be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above as published in the H.15 Daily Update under the heading “Commercial Paper—Nonfinancial.” If the rate referred to in the preceding sentence is not published in the H.15 Daily Update by 5:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate for the Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, as of the applicable Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent (after consultation with the Company) for U.S. dollar commercial paper having the Index Maturity specified above placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized rating agency. If the dealers selected by the Calculation Agent are not quoting as mentioned in the preceding sentence, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on such Interest Determination Date.

“H.15 Daily Update” means the Selected Interest Rates (Daily)—H.15 release, published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15 or any Successor Source.

“Money Market Yield” means, in respect of any security with a maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360-(D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of Compounded SOFR. Unless otherwise specified in an Addendum attached hereto, if Compounded SOFR is designated as an Interest Rate Basis for this Note, the amount of interest accrued and payable on this Note for each Interest Period (as defined below) will be equal to the product of (i) the outstanding principal amount of this Note multiplied by (ii) the product of (a) Interest Rate (Compounded SOFR plus Spread) for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below:

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the latter Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days in such Observation Period.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)	the SOFR Index value as published for such U.S. Government Securities Business Day by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 P.M., New York City time, on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination Time, then:

(i).	if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii).	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“Interest Period” means, unless otherwise specified in an Addendum attached hereto, the period from and including an Interest Payment Date (or, in the case of the first Interest Period, the Original Issue Date) to, but excluding, the next Interest Payment Date (or, in the case of the final Interest Period, the Stated Maturity Date).

SOFR Index Unavailable:

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be the Secured Overnight Financing Rate published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event:

If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Note in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in the Company or its designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from the Holder of this Note or any other party.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark

Replacement exists, in such other manner as the Company or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means the period from and including two U.S. Government Securities Business Days preceding an Interest Payment Date to but excluding two U.S. Government Securities Business Days preceding the next Interest Payment Date, provided that the first Observation Period shall be from and including two U.S. Government Securities Business Days preceding the Original Issue Date to but excluding the two U.S. Government Securities Business Days preceding the first Interest Payment Date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determination of Eleventh District Cost of Funds Rate. Unless otherwise specified in an Addendum attached hereto, if the Eleventh District Cost of Funds Rate is designated as an Interest Rate Basis for this Note, the Eleventh District Cost of Funds Rate on the applicable Interest Determination Date will be the rate equal to the monthly weighted average cost of funds set forth opposite the caption “11TH Dist COFI:” on the Reuters Screen COFI/ARMS Page or any Successor Source as of 11:00 A.M., San Francisco time, on such Interest Determination Date. If the rate referred to in the preceding sentence is no longer published on the relevant page, or if not published by 11:00 A.M., San Francisco time, on the related Calculation Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date. If the Federal Home Loan Bank of San Francisco fails to announce the Index as referred to in the preceding sentence on or before the related Calculation Date for the calendar month immediately preceding such applicable Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date.

Determination of Federal Funds Rate. Unless otherwise specified in an Addendum attached hereto, if the Federal Funds Rate is designated as an Interest Rate Basis for this Note, the Federal Funds Rate on the applicable Interest Determination Date will be the rate set forth in the H.15 Daily Update for that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” If such rate referred to in the preceding sentence is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent (after consultation with the Company) as of a time prior to 9:00 A.M., New York City time on the applicable Interest Determination Date. If the brokers selected as aforesaid by the Calculation Agent are not quoting as referred to in the preceding sentence, the Federal Funds Rate for such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date.

Determination of Federal Funds OIS Compound Rate. Unless otherwise specified in an Addendum attached hereto, if the Federal Funds OIS Compound Rate is designated as an Interest Rate Basis for this Note, the Federal Funds OIS Compound Rate on the applicable Interest Determination Date immediately following an Interest Reset Period will be the rate of return of a daily compound interest investment calculated in accordance with the formula set forth below:

where:

“d0” is the number of New York Banking Days in the relevant Interest Reset Period;

“i” is a series of whole numbers from one to d0, each representing the relevant New York Banking Days in chronological order from, and including, the first New York Banking Day in the relevant Interest Reset Period;

“FEDFUNDi,” for any day “i” in the relevant Interest Reset Period, is a reference rate equal to the rate set forth in the H.l5 Daily Update in respect of that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” Provided, (1) if such rate does not appear on Reuters Screen FEDFUNDS1 Page or any Successor Source or is not yet published in the H.15 Daily Update by 5:00 P.M., New York City time, on the related day, FEDFUNDi for that day will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the calculation agent and its affiliates, selected by the calculation agent (after consultation with the Company) as of a time before 9:00 A.M., New York City time on the applicable day; (2) if the brokers so selected by the calculation agent are not quoting as referred to in clause (1) above, FEDFUNDi for such day will be the rate displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day; and (3) if the rate is not displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day, then FEDFUNDi for such day will be the FEDFUNDi in effect on the applicable Interest Determination Date.

“ni” is the number of calendar days in the relevant Interest Reset Period on which the rate is FEDFUNDi; and

“d” is the number of calendar days in the relevant Interest Reset Period.

“New York Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

Determination of LIBOR. Unless otherwise specified in an Addendum attached hereto, if LIBOR is designated as an Interest Rate Basis for this Note, LIBOR will be generally determined on the applicable Interest Determination Date by the Calculation Agent as the average of the offered rates for deposits in the Index Currency having the specified Index Maturity beginning on the second London Banking Day immediately after the Interest Determination Date (or, if pounds sterling is the Index Currency, beginning on such date or, if euro is the Index Currency, beginning on the second TARGET2 Settlement Day immediately after such date), that appear on the Designated LIBOR Page as of 11:00 A.M. London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page; provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used. If fewer than two offered rates appear on the Designated LIBOR Page, or, if no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, LIBOR for that Interest Determination Date will be determined based on the rates on that Interest Determination Date at approximately 11:00 A.M. London time, at which deposits on that date in the Index Currency for the period of the specified Index Maturity are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent (after consultation with the Company) and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time. The offered rates must begin on the second London Banking Day immediately after the Interest Determination Date (or if pounds sterling is the Index Currency, commencing on such Interest Determination Date or, if euro is the Index Currency, beginning on the second TARGET2 Settlement Day immediately after such date). The Calculation Agent shall request the principal London office of each of these banks to quote its rate. If the Calculation Agent receives at least two quotations, LIBOR will be the average of those quotations. If the Calculation Agent receives fewer than two quotations as referred to in the preceding sentence, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. in the Principal Financial Center, on such Interest

Determination Date by major banks in the Principal Financial Center selected by the Calculation Agent (after consultation with the Company). The rates will be for loans in the Index Currency to leading European banks having the specified Index Maturity beginning on the second London Banking Day after the Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such Interest Determination Date or, if euro is the Index Currency, beginning on the second TARGET2 Settlement Day immediately after such date) and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If the banks so selected by the Calculation Agent are not quoting as referred to in the preceding sentence, the rate of interest on the LIBOR Notes with respect to the following Interest Reset Period will be the rate of interest in effect on the applicable Interest Determination Date.

“Designated LIBOR Page” means the display page specified on the face hereof, or if no page is so specified or LIBOR Reuters is specified, the display on Reuters on page LIBOR01, or any Successor Source, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

“TARGET2 Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open.

Determination of Prime Rate. Unless otherwise specified in an Addendum attached hereto, if Prime Rate is designated as an Interest Rate Basis for this Note, the Prime Rate on the applicable Interest Determination Date will be the rate on such Interest Determination Date set forth in the H.15 Daily Update opposite the caption “Bank prime loan.” If such rate referred to in the preceding sentence is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s prime rate or base lending rate, as of 11:00 A.M. New York City time, for the applicable Interest Determination Date. If fewer than four rates appear on the Reuters Page US PRIME 1 by 5:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by three major banks, which may include the Calculation Agent and its affiliates, in New York City selected by the Calculation Agent (after consultation with the Company) as its U.S. dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If the banks selected by the Calculation Agent are not quoting as described in the preceding sentence, the Prime Rate for the applicable Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

“Reuters Page US PRIME 1” means the display designated as the “US PRIME 1” page on Reuters, or any Successor Source, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of SOFR. Unless specified otherwise in an Addendum attached hereto, if SOFR is designated as an Interest Rate Basis for this Note, “SOFR” means, with respect to any Interest Reset Date, the rate determined in accordance with the following procedures:

(1)	the Secured Overnight Financing Rate for the applicable Interest Determination Date published as of 5:00 P.M., New York City time, on the U.S. Government Securities Business Day immediately following such Interest Determination Date (the “SOFR Determination Time”); provided that:

(2)	if the rate specified in (1) above does not so appear as of the SOFR Determination Time, then:

i.	if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the Secured Overnight Financing Rate published on the New York Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website; or

ii.	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

Effect of a Benchmark Transition Event:

If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Note in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in the Company or its designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from the Holder of this Note or any other party.

“Benchmark” means, initially, the Secured Overnight Financing Rate, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Payment Calculation Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Secured Overnight Financing Rate, the SOFR Determination Time, and (2) if the Benchmark is not the Secured Overnight Financing Rate, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determination of Treasury Rate. Unless otherwise specified in an Addendum attached hereto, if the Treasury Rate is designated as an Interest Rate Basis for this Note, the Treasury Rate on the applicable Interest Determination Date will be the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof which appears on either the Reuters Screen USAUCTION10 Page or any Successor Source or the Reuters Screen USAUCTION11 Page or any Successor Source opposite such Index Maturity under the heading “INVEST RATE.” If such rate described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury. If the rate described in the preceding sentence is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on such Interest Determination Date of Treasury Bills having the Index Maturity specified above set forth in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills/(secondary market).” If the rate described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills/(secondary market).” If the rate described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on such Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the Calculation Agent or its affiliates, selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above. If the dealers selected as aforesaid by the Calculation Agent as described in the preceding sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

“Bond Equivalent Yield” means, in respect of any security with a maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal; “N” refers to 365 or 366, as the case may be; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

The Notes are issuable only in registered form without coupons in denominations equal to the Minimum Denomination specified above and higher integral multiples of the Minimum Incremental Denomination specified above (unless otherwise specified in an Addendum attached hereto). The Company will specify the minimum denominations for Notes denominated in a foreign currency in an Addendum attached hereto. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Notwithstanding anything to the contrary contained herein or in the Indenture, for purposes of determining the voting rights of a Holder of a Note for which the principal thereof is determined by reference to the price or prices of specified commodities or stocks, interest rate indices, interest rate swap or exchange rate swap indices, the exchange rate of one or more specified currencies relative to another currency or such other price, exchange rate or other financial index or indices as specified above (a “Principal Indexed Note”), the principal amount of any such Principal Indexed Note will be deemed to be equal to the face amount thereof upon issuance. The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity on a Principal Indexed Note will be specified in an attached Addendum.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, subject to certain exceptions provided therein, the Company and the Trustee to enter into supplemental indentures for a series of Securities with the consent of the Holders of 66 2/3% of the outstanding principal amount of that series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of each such series affected by such modification or amendment. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

So long as this Note shall be outstanding, the Company will cause to be maintained, in each Place of Payment, an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided and for the registration, transfer and exchange of this Note. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

At the request of the Holder of this Note, the Calculation Agent shall provide to the Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

If this Note is not a Reopening Note, the Company may reopen this issue of Notes by issuing additional Securities with the same terms as these Notes, except that the additional Securities shall bear interest from and including the last date to which interest has been paid on these Notes or from the Original Issue Date specified above, if no interest has been paid. Any additional Securities so issued will be considered for all purposes part of the same issue of Notes.

Unless otherwise specified in an Addendum attached hereto, if this Note is a Reopening Note, notwithstanding anything to the contrary in this Note, interest on this Note shall accrue from and including the Initial Interest Accrual Date specified above; and for purposes of all interest calculations, references to Original Issue Date in this Note shall be replaced with a reference to the Initial Interest Accrual Date specified above. If this Note is a Reopening Note, this Note shall be considered for all purposes part of the same issue of Notes that has been reopened.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Any provision contained herein with respect to the determination of an Interest Rate Basis, the specification of Interest Rate Basis, calculation of the Interest Rate applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto. References herein to “this Note,” “hereof,” “herein,” “as specified above” or similar language of like import shall include any Addendums to this Note.

As used herein, and unless otherwise specified in an Addendum attached hereto:

(a)  the term “Business Day” means:

1.	for CMS Rate Notes and CMT Rate Notes, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities; and

2.	for Compounded SOFR Notes and SOFR Notes, a day that is both (1) a day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”) and (2) a day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities (a “U.S. Government Securities Business Day”); and

with respect to all other Notes:

3.	for U.S. dollar denominated Notes for which LIBOR is not an applicable Interest Rate Basis: a New York Business Day;

4.	for U.S. dollar denominated Notes for which LIBOR is an applicable Interest Rate Basis: a day that is both (x) a day on which commercial banks are open for business, including dealings in the designated Index Currency (as defined below) in London (a “London Banking Day”) and (y) a New York Business Day;

5.	for non-U.S. dollar denominated Notes (other than Notes denominated in euro) for which LIBOR is not an applicable Interest Rate Basis: a day that is both (x) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency indicated above (a “Principal Financial Center Business Day”) and (y) a New York Business Day;

6.	for non-U.S. dollar denominated Notes (other than Notes denominated in euro) for which LIBOR is an applicable Interest Rate Basis: a day that is all of: (x) a Principal Financial Center Business Day; (y) a New York Business Day; and (z) a London Banking Day;

7.	for euro denominated Notes for which LIBOR is not an applicable Interest Rate Basis: a day that is both (x) a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open (a “TARGET2 Business Day”); and (y) a New York Business Day; and

8.	for euro denominated Notes for which LIBOR is an applicable Interest Rate Basis: a day that is all of: (x) a TARGET2 Business Day; (y) a New York Business Day; and (z) a London Banking Day;

(b)   the term “Index Currency” means the currency for which LIBOR will be calculated as specified above. If no currency is specified, the Index Currency will be U.S. dollars;

(c)  the term “ISDA” means the International Swaps and Derivatives Association, Inc.

(d)  the term “ISDA Definitions” means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(e)  the term “New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

(f)  the term “New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

(g)   the term “Principal Financial Center” means:

1.	the capital city of the country issuing the Specified Currency, or

2.	the capital city of the country to which the Index Currency relates,

except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euros, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, Brussels, Wellington, Johannesburg and Zurich, respectively;

(h)  the term “Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

(i)   the term “Specified Currency” means the currency in which a particular Note is denominated (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts); and

(j)   all terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

TOYOTA MOTOR CREDIT CORPORATION

By: ___________________________________

Attest:

By: ____________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series

designated therein referred to in the

within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	____________________________	Dated:___________________
Authorized Signatory

By:	____________________________	Dated:___________________
Authorized Signatory

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms and at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 15 nor less than 10 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be integral multiples of the Minimum Incremental Denomination specified above) which the Holder elects to have repaid and specify the denomination or denominations (which shall be equal to the Minimum Denomination specified above or higher integral multiples of the Minimum Incremental Denomination specified above) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$____________________________	_____________________________________
NOTICE: The signature on this Option to Elect
Date: _________________________	Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No. or other identifying number of assignee) __________________________________________________________________________ __________________________________________________________________________ (Please print or typewrite name and address including postal zip code of assignee) __________________________________________________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:__________________          __________________________________

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM--as tenants in common

UNIF GIFT MIN ACT--		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

TEN ENT--as tenants by the entireties

JT TEN--as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.